Material Technologies, Inc.

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SECURITIES PURCHASE AGREEMENT

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into effective as of the 30th day of May, 2006 (the “Effective Date”) by and between Material Technologies, Inc., a Delaware corporation (the “Company”), and La Jolla Cove Investors, Inc., a California corporation (the “Purchaser”). The Company and Purchaser shall each be referred to as a “Party” and collectively as the “Parties.”

The Parties hereby agree as follows:

1.  PURCHASE OF WARRANTS.

Subject to the terms of this Agreement, the Purchaser agrees to purchase from the Company, and the Company agrees to sell to the Purchaser, a warrant to purchase up to Twenty Million (20,000,000) shares of Class A common stock of the Company (the “Warrant Shares”), in the form attached hereto as Exhibit A (the “Warrant”). As consideration for the purchase of the Warrant, Purchaser agrees to advance the sum of Fifty Thousand Dollars ($50,000) (the “Premium”) to the Company against the exercise price to be received by the Company upon exercise of the Warrant. The Warrants shall be exercisable until December 31, 2007, and must be exercised by Purchaser in accordance with the schedule set forth in Section 5(e) hereof.

2.  EXERCISE PRICE.

The exercise price (“Exercise Price”) of the Warrants shall be $0.01 per share, provided, however, in no event shall the Exercise Price be lower or higher than the lowest price at which the Company sold any Common Stock (through direct stock issuances, conversions of debentures, etc, but not including stock issued for services) during the thirty days prior to the exercise date. Upon the exercise of the Warrant Shares, the Exercise Price shall be reduced pro rata to permit the Holder to recapture the Premium.

3.  DELIVERY OF THE WARRANT.

Within two (2) business days of the execution of this Agreement by the Company and the Purchaser, Purchaser will deliver to the Company a check or wire transfer funds in the amount of the Premium, and the Company shall issue and deliver to Purchaser the Warrant.

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to Purchaser as follows:

a)  Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and the Warrant and to carry out and perform its obligations under the terms of this Agreement.

b)  Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Warrant and the reservation of the equity securities issuable upon exercise of the Warrant, has been taken or will be taken prior to the issuance of such equity securities. This Agreement and the Warrant, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Purchaser’s Class A common stock of the Company, when issued in compliance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The issuance of the Warrant pursuant to the provisions of this Agreement will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and the Warrant will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Purchaser through no action of the Company; provided, however, that the Warrant may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

c)  Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Warrant and the equity securities issuable upon exercise of the Warrant, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

d)  Offering. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 5 hereof, the offer, issue, and sale of the Warrant is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

e)       Use of Proceeds. The Company shall use the proceeds from the exercise of the Warrants to reduce debt obligations of the Company. The proceeds from the Premium will be used for general working capital purposes.

f)        Piggyback Registration Rights. If the Company at any time proposes to register any of its securities under the Act, including under an S-1 Registration Statement or otherwise, it will each such time give written notice to the Purchaser of its intention so to do. Upon the written request of Purchaser given within 10 days after receipt of any such notice, the Company will use its best efforts to cause all shares underlying the exercise of the Warrant to be registered under the Act (with the securities which the Company at the time propose to register). All expenses incurred by the Company in complying with this Section, including without limitation all registration and filing fees, listing fees, printing expenses, fees and disbursements of all independent accountants, or counsel for the Company and the expense of any special audits incident to or required by any such registration and the expenses of complying with the securities or blue sky laws of any jurisdiction shall be paid by the Company.

5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

a)  Purchase for Own Account. Purchaser represents that he is acquiring the Warrant and the equity securities issuable upon exercise of the Warrant (collectively, the “Securities”) solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

b)  Ability to Bear Economic Risk. Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his investment.

c)  Further Limitations on Disposition. Purchaser further acknowledges that the Securities are restricted securities under Rule 144 of the Act, and, therefore, when issued by the Company to the Purchaser will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a partner (or retired partner) of Purchaser, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

d)  Accredited Investor Status.  Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

e)     Scheduled Exercise of Warrant. Purchaser agrees that, beginning on the date that a Registration Statement filed by the Company with the Securities and Exchange Commission becomes effective that registers the Warrant Shares, Purchaser will exercise the Warrant, pay the Exercise Price to the Company, and acquire the Warrant Shares, at a rate of at least One Million Two Hundred Fifty Thousand (1,250,000) of the Warrant Shares per week, to continue for sixteen (16) consecutive weeks until all of the Warrant Shares have been purchased by Purchaser. In the event Purchaser does exercise the Warrant in accordance with this schedule Purchaser shall pay liquidated damages of $50,000 to the Company.

6.  MISCELLANEOUS

a)  Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b)  Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction over San Diego County, California, United States of America.

c)  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d)  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

e)  Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:                                               Material Technologies, Inc.
11661 San Vicente Boulevard, Suite 707
Los Angeles, California 90049
Attn: Robert M. Bernstein
Facsimile No.: (310) 473-3177

with a copy to:                                                     The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA 92612
Attn: Brian A. Lebrecht, Esq.
Facsimile No.: (949) 635-1244

If to Purchaser:                                                     La Jolla Cove Investors, Inc.
7817 Herschel Avenue, Suite 200
La Jolla, CA 92037
Attn: President
Facsimile No.: (858) 551-8779

or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

f)  Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchaser.

g)  Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

h)  Expenses. Each Party shall pay their own expenses in connection with this Agreement and the Warrant. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party’s reasonable attorneys’ fees and costs incurred in connection therewith.

i)  Currency. All currency is expressed in U.S. dollars.

IN WITNESS WHEREOF, the Parties have executed this Securities Purchase Agreement as of the date first written above.

“Company”	“Purchaser”

Material Technologies, Inc.,	La Jolla Cove Investors, Inc.,
a Delaware corporation	a California corporation

/s/ Robert M. Bernstein	/s/ Travis Huff
By: Robert M. Bernstein	By: Travis Huff
Its: President	Its: Portfolio Manager

EXHIBIT A

Form of Warrant